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                                                                 EXHIBIT 5

                  [WILDMAN, HARROLD, ALLEN & DIXON LETTERHEAD]



                                  July 27, 1995




PC Quote, Inc.
300 S. Wacker Drive
Suite 300
Chicago, IL  60606

Gentlemen:

     We have acted as counsel for PC Quote, Inc., a Delaware corporation (the "Company"), with respect to the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), including the prospectus constituting a part thereof (the "Prospectus"), to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed sale by the selling stockholders listed therein (the "Selling Stockholders"), of up to 1,000,000 shares of Common Stock, $.001 par value, of the Company (the "Common Stock").

     In connection with our representation, we have examined: (a) the Registration Statement, including the Prospectus; (b) the Certificate of Incorporation and By-laws of the Company, as amended to date; (c) the various stock purchase agreements between the Selling Stockholders and National Computer Systems Inc.; (d) the certificates evidencing the Common Stock being registered pursuant to the Registration Statement; and (e) such other minutes of corporate proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation validly existing under the laws of the State of Delaware.

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July 27, 1995
Page 2


     2. The shares of Common Stock offered by the Selling Stockholders as contemplated in the Registration Statement are validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and to the references to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                   Very truly yours,

                                   WILDMAN, HARROLD, ALLEN & DIXON

                                   /s/ Wildman, Harrold, Allen & Dixon